Exhibit 99.2

Transcript of Concorde Career Colleges, Inc. Conference Call

Held February 25, 2004, Relating to Reported Results of Operations

For the Year Ended December 31, 2003

FINAL TRANSCRIPT

CCBN StreetEvents Conference Call Transcript

CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

Event Date/Time: Feb. 25. 2004 / 11:30AM ET

Event Duration: N/A

CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

CORPORATE PARTICIPANTS

JACK BROZMAN

CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

PAUL GARDNER

CONCORDE CAREER COLLEGES INC. - CFO

CONFERENCE CALL PARTICIPANTS

CONNIE WIGGIN

Think Equity Partners - Analyst

JOHN GIBBONS

Oden Partners - Analyst

JOHN BRATZ

Kansas City Capital - Analyst

Jerry Herman

Legg Mason - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q4 2003 Concorde Career Colleges, Inc. Earnings conference call. My name is David and I will be your coordinator for today.

At this time, all participants are in a listen-only mode. We will be conducting a question and answer session towards the end of this conference. If at any time during the call you require assistance, please key star, zero and a coordinator will be happy to assist you. As a reminder, this conference is being recorded for replay purposes.

I’d like to know turn the presentation over to your host for today’s call, Mr. Jack Brozman, President and Chief Executive Officer. Please proceed, sir.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thank you. Good morning and welcome to all on the call here from Kansas City. I’m here with Paul Gardner, our CFO.

We are going to discuss the fourth quarter year to date, the agenda, fourth quarter year to date financial info, some comments on the fourth quarter and the upcoming year, and then we’ll have a question and answer period after that.

With that for the financial highlights, I’ll turn it over to our CFO, Paul Gardner.

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

Thank you, Jack.

At this time I’ll read an abbreviated Safe Harbor Provision, which is also found in our press release and documents on file with the Securities and Exchange Commission.

Certain statements in our press release and conference call may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995. The company intends that such forward-looking statements be subject to the Safe Harbor provisions of that Act.

Forward-looking statements and our impact on 2004 and future years are not historical facts. These statements are estimates or projections involving numerous risks and uncertainties. Actual results or events could differ materially from those discussed in the forward-looking statements.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

See the company’s Annual Report on file, and Form 10-K, and additional periodic reports filed with the Securities and Exchange Commission for further information. The company disclaims any obligation to publicly update, revise, or correct any forward-looking statements whether as a result of new information, future events, or otherwise. To find out more about Concorde, you can visit our Web site, concorde.edu.

I’ll talk briefly about the fourth quarter financial information, year to date information, then turn the call back over to Jack.

For the quarter, revenue increased 24.1 percent to 19.6 million, compared to 15.8 million for the fourth quarter of 2002. All of the revenue was same-school revenue in the fourth quarter. (INAUDIBLE) new campus in Arlington, Texas was acquired in August of 2002.

The increase in revenue was due to new enrollments, increased average student population, and a modest 5.5 percent increase in tuition. Enrollments increased 10-and-a-half percent to 1,816 compared to 1,644 in the prior quarter - prior year quarter.

The average student population increased 16.5 percent to 6,187 that’s compared to 5,311. Gross profit as a percentage of revenue was 70.2 percent for the quarter verses 69 percent during 2002 as we were able to leverage both instruction salaries and materials and supplies in the quarter.

(INAUDIBLE) commercial expenses were 13.9 percent of revenue compared to 13.8 percent in the fourth quarter of 2002 due to additional newsprint, direct mail, Internet advertising cost in the quarter. So we had a lost a little leverage on our advertising.

General and administrative expense was 39.8 percent of revenue for the quarter, verses 39.2 percent in 2002.

As a percentage of revenue, we increased occupancy expense, specifically rent and depreciation, and also intern’s expense increased compared to the fourth quarter of 2002.

However, in the fourth quarter of 2002, we did record a one-time intern settlement of $306,000 and reduced G&A expense in the fourth quarter of 2002.

The provision for uncollectable accounts was 5.2 percent of revenue compared to 5.1 percent in the fourth quarter of 2002. This not only represents an increase over last year, but also an increase as a percentage of revenue compared to the prior quarters in 2003.

We reported a provision of three percent of revenue in the first quarter of ‘03, 3.2 percent in the second, and four percent in the third quarter. This increase has - is due to aging in accounts receivable since the first quarter of 2003.

And we believe that in the near term, that future bad debt will range from four to five percent for 2004.

However, we caution that any increase may - excuse me, however, we caution that an increase may occur if we have a negative change in our aging in the future quarters.

Operating margin increased 11.3 percent, from 10.9 percent in 2002. Net margin increased to 7 percent from 6.8 percent.

Depreciation and amortization was 387,000 for the quarter, diluted earnings per share, 22 cents compared to 15 cents in the fourth quarter of 2002.

For the 12-month period, revenue increased 22.3 percent to 74.7 million, compared to 61.1 million in ‘02. Enrollments increased 11.1 percent to 9,454 compared to 8,510. Average student population increased 15.6 percent to 5,859 compared to 5,069 in 2002. Gross profit, as a percentage of revenue, was 69.9 percent versus 69.4 percent.

Operating margin increased to 13.3 percent from 11 percent, with net margin increasing to 8.2 percent compared to 6.9 percent in ‘02. Depreciation and amortization was 1.488 million for the period.

We leveraged every categoried of expenses, except for G&A expense, however, was leveraged when compared to the prior years. Excuse me, it was leveraged compared to the prior year.

However, we did have a couple of items that did not leverage in the fourth quarter. And also the third quarter of 2003 and continuing on for the year of 2003, and are related both to hiring procurement costs for new employees as we sought to fill key positions in several campuses as part of our new program expansion.

And also, occupancy expense, particularly rent and depreciation, have increased as we spend additional capital expenditures to put in place new equipment and space for new programs. These programs are currently not in place yet, and we incurred the expense without the enrollment.

Provision for uncollectable accounts was 3.9 percent of revenue for the year compared to 5.6 percent in 2002.

Again, we did improve over the prior year, but we have seen the quarter-to-quarter comparisons go up in 2003.

Diluted earnings per share was 99 cents compared to 68 cents in 2002. We ended the year with cash and temporary investments at 19.8 million, capital expenditures were 3.2 million for the year and one million in the fourth quarter.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

And we anticipate capital expenditures of approximately three million for 2004.

As we previously stated, we anticipate revenue to be in the range of 84 to 85 million for 2004 with diluted earnings per share of 1.16 to $1.19 in 2004.

Jack?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thank you, Paul.

I’d like to make a few comments on the year and the quarter. You know, we were very pleased with our financial performance for ‘03. I felt we did accomplish quite a few things.

We did transplant three programs to, you know, that were programs we teach on other campuses that we took to different campuses in ‘03.

We said at the beginning, our goal was to 15, and we only did three, so we fell short there, you know, which is disappointing and had some implications for ‘04.

We did not open any new facilities or any acquisitions during ‘03, so we stayed at 12 schools.

We did invest in moving and expanding some schools, moving our San Bernardino and our Arlington campus to Texas campuses in ‘03. We did some expansion in three others, which is part of the reason we’ve seen some increased G&A, particularly on the occupancy side with increased rent, as Paul mentioned, which is reflected in the fourth quarter.

And also with the capital expenditures on these expansions, we’re going to see some increased depreciation there.

As we start out in ‘04, we’ve moved another campus in San Diego and we’re moving our Denver campus here shortly.

With the increased expenses we’ve got on these facilities, you know, one of our key issues - our key issue in ‘04 is going to be doing a better job of program transplants. You know, we’ve taken on the cost of the expansion, we’ve added some people at the campus level and we’ll probably need to add some.

It’s going to make us more challenged to execute the program transplants, do better than we’ve done in the past to be able to get the revenue growth that we put in our guidance out and maintain and improve margins going forward.

So that’s going to be a key factor in our growth going forward, you know, for ‘04. And the execution of that with the added expenses we’ve got right now, you know, it’ll be important.

We’ve had good enrollment growth out of existing programs that, you know, to go further, we need to get our growth out of other sources as well. So that’s what we’re going to look at trying to do a better job at here in ‘04.

With all that said, I’d be happy to open it up for any questions from the participants listening.

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QUESTION AND ANSWER

Operator

Thank you, sir.

Ladies and gentlemen, if you have a question or comment at this time, please key star, one on your touch-tone phone.

To withdraw your question or if your question has been answered, please key star, two.

Once again, that’s star, one for questions. And we’ll pause just a moment for questions to queue up.

And our first question comes from Connie Wiggin from Think Equity Partners. Please go ahead.

CONNIE WIGGIN - Think Equity Partners - Analyst

Hi, good morning.

You went over the expense items a bit fast, so I want to follow up on that. Instructional cost came in about 120 basis points below last year. You mentioned that you leveraged instruction salaries and some other savings. Could you elaborate on that a bit, and where else also the savings have been?

And finally, how do you see this expense item turning into ‘04?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

Yes, we see - we reduced (ph) both faculty and wages and also materials and supplies in that category. And we, you know, we hope to see that improvement continue into 2004, although, I don’t believe it will be a dramatic improvement in 2004, but we should see some improved leverage in that category in 2004.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Yes, I think the - this is Jack, I think the depending factor is going to be, you know, getting the transplanted programs and good enrollment in those.

CONNIE WIGGIN - Think Equity Partners - Analyst

OK. And (INAUDIBLE) SG&A went a little bit because of D&A and interest expense.

Did you add any personnel in the quarter or was it also mostly related to allocation expenses?

And would you expect that item also to turn in the existing direction to up a little bit going forward as you’re expanding and then drawing all the more programs?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

Well, we added a few personnel in the field. So a little bit on the payroll side, but primarily from the additional space we’ve taken on to get prepared for the new programs that are not in place yet. So we’ve taken that expense on prior to that. In addition, the capital expenditures this year are much higher than we’ve seen in, you know, our prior two, three years combined.

So getting back new space for new campuses ramped up has cost us some additional expense in the quarter.

Again, as Jack mentioned, it will depend on how quickly we can get the programs rolled out and how we’re able to leverage that in 2004. At this time, I’m not - don’t really have a number for you to talk about on what we anticipate the 2004 in that category.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

CONNIE WIGGIN - Think Equity Partners - Analyst

I see. And talking about these program transplants for ‘04, what programs were you primarily focused on? Programs that you see the highest demand, or the ones that generate the highest margins, or what is your thought process on that?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Well, you know, they’re going to be the programs that we’re already teaching in our existing campuses that we’ve got good experience with. You know, we’re not just trying to say, we won’t do it unless it’s the best margin program. But of course, for us there’s got to be demand out there to do it both on the job side and the, you know, and the students side to be able to do it.

CONNIE WIGGIN - Think Equity Partners - Analyst

And what program areas are you seeing the most demand by students and employees? Would that be the programs that are highly in demand in the job market? Or for example, those specialized programs that combine healthcare with technology, such as surgical tech?

And unrelated to that, do students come to Concorde looking to take a specific program so that they have something clear in mind? Or do they come with just a general taking an allied health program and then you kind of steer them in a certain direction?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Well, let me see if I can take that. That was about six questions there, Connie. Let me see if I can

CONNIE WIGGIN - Think Equity Partners - Analyst

Sorry.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

... if I can take it.

You know, we are in a certain group of programs that, you know, I think, you know, is of course listed in our public information. You know, surgical tech we’re doing, we’re doing nursing, we’re doing respiratory therapy. You know, we’ve gotten up already certain courses in all schools, but I think we’ll see more expanding in the clinical programs in programs we’re already doing in the near term.

You know, when the students come in, you know, since we’re all healthcare, you know, often they want to come into a specific course.

Sometimes they want to be healthcare and they don’t know, and we work with them. You know, but we try to put them where they want to be and where they’re qualified to be. You know, if they can’t pass the test to get in the program, one of the clinical programs, and they go into the medical assisting, that can happen.

But, you know, we don’t force them in any way to do that or try to, you know, excuse the term, but “bait and switch” so to speak with them. We don’t - we just don’t want to do that kind of stuff.

CONNIE WIGGIN - Think Equity Partners - Analyst

OK, thanks. I just have one more question, how many admissions reps do you currently have? And do you plan to add any more in the near future?

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

You know, we add them on the as-needed basis with existing schools and some of the growth. We’ve got 54 now.

CONNIE WIGGIN - Think Equity Partners - Analyst

How many?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Fifty-four.

CONNIE WIGGIN - Think Equity Partners - Analyst

Fifty-four, it was cut off somehow. Thank you. I’ll hop back into queue.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thank you, Connie.

Operator

Thank you.

And our next question comes from John Bratz (ph) from Kansas City Capital. Please go ahead.

JOHN BRATZ - Kansas City Capital - Analyst

Good morning, Jack, Paul. A couple of questions.

First of all, tuition increases this year, what are you expecting?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

For 2004?

JOHN BRATZ - Kansas City Capital - Analyst

Yes.

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

For 2004, it’ll probably average four to five percent.

JOHN BRATZ - Kansas City Capital - Analyst

Four to five percent. So then backing in probably about eight, nine, 10 percent average student population growth?

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

Correct.

JOHN BRATZ - Kansas City Capital - Analyst

OK, all right.

Secondly, Paul, in fact you both talked quite a bit about the additional expenses that you incurred this - last year and this year and so on as you - as you develop your schools, and obviously you have to wait for the revenues. Any - can you quantify how much of an impact that had in terms of dollars and cents, you know, expenses that you really had no real revenues for?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

Well, I think most of those were at the tail end of last year and it’s really going to, I think, have a little more impact as we start out this year. Because, you know, we are hitting some of these moves are coming on with added expenses, more in the last part of the year. And the personnel adding is just kind of started, so you know, it’s hard to quantify, John. I really - I don’t think we could sit here and tell you what that number is today. You know, it is not insignificant, but, you know, I don’t think it was a lot last year. I think there’s going to be more coming into this year, though.

JOHN BRATZ - Kansas City Capital - Analyst

So it’s suffice to say if we were looking at your numbers on a quarterly basis, you might be doing better in the second half, latter in the year on a comparison basis than the first half. Would that be a good assessment?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

You know, I think that you could say that. You know, but that, too, in the last half, would depend on how well we get the transplants, how soon we get them, and how we can build the growth, too (ph).

JOHN BRATZ - Kansas City Capital - Analyst

Right. I understand.

Any - do you want to make any industry comment on the news today from ITT Education and your thoughts about the industry?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Well, we just saw that and became aware of that about an hour ago or 45 minutes ago. You know, don’t know obviously any more that’s in the press release. I will say that I think ITT Ed is a fine company, and those people are really pros at what they do.

And it’s difficult for me to believe there’s any issues there with them. They just are too smart, professional, and have been doing this a long time, and too careful. I know the management there and I think they’re just outstanding people. So it’s hard knowing what - knowing them to believe there’s any truth to it.

I think in our industry, you know, there’s been more visibility so people want to take a shot. You know, what (ph), you know, generated out of - from wherever, ex-employees or ex-students, you know, who knows how this came about. It can happen.

I think it happened to ITT about four years ago where a similar thing happened that was proved to be totally false. And I think as we seen with the TREAD (ph) situation where that proved to be, you know, a lot of scare over nothing. You know, it’s just hard to say. You got to get the facts.

With all that said, I don’t know what the story is with this. You know, it’s concerning and we’re certainly going to be tracking it.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

JOHN BRATZ - Kansas City Capital - Analyst

Just a follow up, Jack, and I know you don’t know what the facts are, but do you in fact see any more scrutiny from some of the people in the Department of Education and so on given some of the things that we’ve seen over, you know, that certainly proved unfounded. But do you see any more scrutiny from the DOE?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

We haven’t. You know, our compliant stuff is very good, we believe, and we haven’t seen a lot. But they still, you know, by the regulatory agency, still come out and look our stuff and other people. We haven’t seen it increased dramatically with what’s going on, you know, here. You know, as we go into reauthorization, this kind of stuff will be on everybody’s mind I’m sure.

You know, I think if you’re running it right and clean, you don’t have any problems, and I would like to believe that’s what it is with ITT. But it doesn’t mean that people aren’t going to look at you to make sure what we do and we’re in a regulated industry unfortunately.

JOHN BRATZ - Kansas City Capital - Analyst

Thank you, Jack.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thanks, John.

Operator

Thank you.

And our next question comes from Jerry Herman (ph) from Legg Mason. Please go ahead.

Jerry Herman - Legg Mason - Analyst

Hi, Jack - hi, Paul. A couple of questions.

Jack, could you maybe spend a little bit of time with what programs are positioned for roll out or transplants, i.e. regulatory approvals, and where and what, I guess, is the question? Where and what has been approved?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Well, I don’t have that sheet that says every little detail. You know, we’re working mainly on - in several campuses on clinical programs with respiratory therapy and surgical tech in several campuses, and where it’s at various stages on all those. And it’s just not going as quickly as we want.

We’re working on a couple of campuses in nursing, but that’s going a little slow. Those wheels turn a little slow with the nursing boards and slower sometimes than we’d like. But, you know, we’ve got that working, and we’re adding some pharmacy tech courses to help, you know, coordinate our course, you know, in a couple of campuses. So that’s moving a little quicker. Those are a little easier. But we’re just not - we’re just still not where we want to be.

Jerry Herman - Legg Mason - Analyst

Has anything been deployed thus far this year?

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

We did start in our Arlington campus, dental assistant, in February, which is, you know, important to us to get that going. But we need to add the two more courses we’ve got slated there that are in - we’re trying to get those going to round out that campus.

Jerry Herman - Legg Mason - Analyst

And I guess just from a - from a corporate perspective, what do you identify as the key constraints for your business to deploy those programs, to transplant those programs?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Just adding some personnel to drive some of the paperwork and implementation through. You know, getting that, you know, done and maybe a little more focused from here.

Jerry Herman - Legg Mason - Analyst

OK. And is there anything in the program roll outs that will alter in any way either the student duration, or revenue, or profitability of the student mix?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

You know, the clinical programs are a little longer, so we’ll be getting, you know, the revenue over a little longer period of time. You know, as we go, you know, as we get a little more clinical program mix in there, typically the clinical will have a little less margin to them. You know, so there’s kind of a give and take. It’s like everything else, nothing’s perfect.

But we think the mix is very good in terms of other issues that we work with and making, you know, our campus - our campuses really what we want them to be in healthcare. Have that good mix of clinical programs as well as the core programs.

Jerry Herman - Legg Mason - Analyst

OK, great. Thanks. Appreciate it.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thanks, Jerry.

Operator

Thank you.

Once again, ladies and gentlemen, if you have a question or comment, please key star, one on your touch-tone phone.

And our next question comes from John Gibbons from Oden Partners. Please go ahead.

JOHN GIBBONS - Oden Partners - Analyst

Hi, Jack, great numbers.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Hi.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

JOHN GIBBONS - Oden Partners - Analyst

Great year. A simple question.

I just, I’m not in place I had this, could I get from Paul the September deferred revenue number?

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

You bet.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Yes, he’s got his ...

PAUL GARDNER - CONCORDE CAREER COLLEGES INC. - CFO

(INAUDIBLE) I got my ...

JOHN GIBBONS - Oden Partners - Analyst

I just don’t have my notes here on it. I have this year’s fiscal and 25, 5 (ph) for the end of the year.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Yes, at the end of the year we typically with December, drops just a little bit.

JOHN GIBBONS - Oden Partners - Analyst

That’s what I thought. I was thinking 26, 27, but I just don’t remember.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Yes, there’s a little drop because, you know, November, December is our slower time in terms of, you know, enrollments with the holidays. We really don’t try to overdo too much, particularly December.

John, the September 2003 differed revenue 29,994,000 (ph).

JOHN GIBBONS - Oden Partners - Analyst

My third question, Jack, is, you know, since you know this for many many years, this balance sheet looks a lot different than, you know, when you and I first met. I guess my question is, over the next year or so if in fact you earn your goal, even have a lot of cash on this balance sheet. It’s been harder to buy companies. Have you ever thought about what you might do with the cash in terms of either, you know, declaring a dividend which tax now to save any capital gains or buying stock? What is the sort of thought process you have now that you’ve got 20 million in cash?

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Well …

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

JOHN GIBBONS - Oden Partners - Analyst

By the way, a high class problem, you know.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Yes, well, it’s a high class but, you know, obviously we’ve got this money not making any money for us

JOHN GIBBONS - Oden Partners - Analyst

Right.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

... to speak of right now, which is an issue. The only thing I can say right now, John, is we’re looking at a lot of different options of how to deal with this.

JOHN GIBBONS - Oden Partners - Analyst

OK. It’s good enough for me. I trust you so ...

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

OK.

JOHN GIBBONS - Oden Partners - Analyst

... keep it up, buddy.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

Thank you, John.

JOHN GIBBONS - Oden Partners - Analyst

Thanks a lot.

Operator

Thank you.

Once again, ladies and gentlemen, if you have a question or comment, please key star, one.

And there are no further questions at this time, gentlemen.

JACK BROZMAN - CONCORDE CAREER COLLEGES INC. - PRESIDENT AND CEO

OK.

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CCDC - Q4 2003 Concorde Career Colleges Inc. Earnings Conference Call

Well, thank you everybody for participating. We appreciate it and, you know, have a great day.

Operator

Thank you, sir.

Thank you, ladies and gentlemen, today for your participation. This concludes your conference call. You may now disconnect. Good day.

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